UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 4, 2009

MOMENTIVE PERFORMANCE MATERIALS INC.

(Exact name of registrant as specified in its charter)

Delaware	333-146093	20-5748297
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

22 Corporate Woods Blvd.

Albany, NY 12211

(Address of principal executive offices) (Zip Code)

Registrants’ telephone number, including area code: (518) 533-4600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities

On March 4, 2009, Momentive Performance Materials Inc., Quartz & Ceramics division (“Momentive” or the “Company”), in response to current market conditions, announced its intent to consolidate certain of its manufacturing operations and reduce its workforce by approximately 110 employees.

As part of the consolidation, Momentive intends to transfer the production of its large diameter quartz tubing operations from its Willoughby, Ohio and Geesthacht, Germany facilities to its Newark, Ohio site. Momentive also intends to transfer the production of fiber optics and lamp materials from its Willoughby site to its Wuxi, China facility. The majority of the impacted work in Willoughby would be transferred to the Company’s Newark site.

The intended consolidation is subject to a 60-day decision-bargaining period with the union leadership of Local 707 of
IUE-CWA, which represents approximately 105 employees in Willoughby. The intended action would also be subject to discussions with the Works Council at the Geesthacht site.

In connection with the intended workforce reductions, Momentive would expect to incur one-time pretax charges related to severance and other benefits of between $8-9 million in the first half of 2009. Additionally, to support the consolidation, Momentive would expect to spend approximately $4 million for new capital equipment and approximately $2 million for equipment and relocation related expenses during the second half of 2009. These actions are part of an ongoing cost savings initiative implemented by the Company. Substantially all of these charges will result in cash expenditures. Annual costs savings generated from the workforce restructuring and operations consolidation are anticipated to be approximately $15 million.

A copy of the press release issued by the Company announcing, among other things, the planned workforce reductions is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Forward-Looking and Cautionary Statements

Certain statements, including, without limitation, statements regarding the anticipated size of the Company’s workforce reductions and the estimated costs, savings and cash expenditures associated with the restructuring described in this report are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In addition, our management may from time to time make oral forward-looking statements. Forward-looking statements may be identified by the words “believe,” “expect,” “anticipate,” “project,” “plan,” “estimate,” “will” or “intend” and similar words or expressions. These forward-looking statements reflect our current views with respect to future events and are based on currently available financial, economic and competitive data and our current business plans. Actual results could vary materially depending on risks and uncertainties that may affect our operations, markets, services, prices and other factors. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: our financial performance; the implementation and results of our ongoing strategic initiatives; our substantial leverage; limitations on flexibility in operating our business contained in the documents governing our indebtedness; changes in prices and availability of raw materials and key intermediates; and rising energy costs. For a more detailed discussion of these and other risk factors, see our Annual Report on Form 10-K for the year ended December 31, 2007 and subsequent Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission (including, but not limited to, the risk factors described therein). We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit	Description
99.1	Press release of Momentive Performance Materials Inc. dated March 4, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOMENTIVE PERFORMANCE MATERIALS INC.

By:	/s/ Douglas A. Johns
Name: Douglas A. Johns Title: General Counsel and Secretary

Date: March 4, 2009